SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 15, 2002




Nevada                    Providential Holdings, Inc.                 13-3121128
(State or other           (Exact name of registrant as          (I.R.S. Employer
jurisdiction of            specified in its charter)         Identification No.)
incorporation or
organization)
                                                                           92708
8700 Warner Avenue, Fountain Valley, California                       (Zip Code)
(Address of principal executive offices)

                                  714.596.0244
               Registrant's telephone number, including area code

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On March 13, 2002, we entered into a letter of intent with Nettel Global Communication Corp., a Delaware corporation ("Nettel"), pursuant to which we indicated our interest to acquire 51% of the issued and outstanding capital stock of Nettel in exchange for the (i) payment by us of cash in the amount of $2,250,000.00 and (ii) issuance by us to Nettel of shares of our common stock with a value equal to $250,000.00, which value will be determined using a five
(5) day average closing price immediately proceeding the closing date of the transaction. Pursuant to that letter of intent, after a satisfactory due diligence review, we intend to enter into definitive agreements for that transaction and we anticipate that the closing of that transaction will occur no later than June 15, 2002.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          Not applicable.

ITEM 5.   OTHER EVENTS.

          Not applicable.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S OFFICERS AND DIRECTORS.

          Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR.

          Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE.

          Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                             Providential Holdings, Inc.,
                                             a Nevada corporation


DATED: April 29, 2002                By:     /s/ Henry Fahman
                                             ----------------
                                             Henry Fahman,
                                             President and Chairman of the Board
                                             of Directors










































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